                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 27, 1998

                       CORNERSTONE PROPANE PARTNERS, L.P.

             (Exact name of registrant as specified in its charter)

          DELAWARE                1-12499                  77-0439862
(State or other jurisdiction    (Commission            (I.R.S. Employer
      of incorporation)         File Number)          Identification No.)

                               432 WESTRIDGE DRIVE
                          WATSONVILLE, CALIFORNIA 95076
                    (Address of principal executive offices)

                                 (831) 724-1921
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

         Cornerstone Propane Partners, L.P. (the "Partnership") is filing this Amendment No. 1 to Form 8-K in order to amend Items 5 and 7(b) of its Form 8-K filed with the Securities and Exchange Commission (the "Commission") on December 2, 1998. Items 5 and 7(b) are hereby amended to read in their entirety as follows:

ITEM 5.           OTHER EVENTS

         On October 27, 1998, Cornerstone Propane Partners, L.P. (the "Partnership"), Cornerstone Holding Corp. ("CHC"), Propane Continental, Inc. ("PCI") and certain PCI selling shareholders and warrant holders, entered into a definitive agreement (the "Stock Purchase Agreement") by which the Partnership and CHC would acquire all of PCI's outstanding common and preferred stock and warrants to purchase common stock. PCI, based in Overland Park, Kansas, is a distributor of propane gas to retail and wholesale customers. PCI is the nation's 19th largest retail propane distributor in terms of volume, serving approximately 60,000 residential, commercial, industrial and agricultural customers from 34 customer service centers in eleven states. For its fiscal year ended June 30, 1998, PCI had retail propane sales of approximately 28.5 million gallons. Of the eleven states in which PCI has customer service centers, five are states in which the Partnership currently does not have its own customer service centers (Colorado, Massachusetts, Michigan, Pennsylvania and Wisconsin).

         Under the Stock Purchase Agreement, the Partnership will acquire PCI for an estimated total purchase price of approximately $120 million. The consideration that the Partnership will pay will consist of approximately
$109 million in cash, $7 million of the Partnership's Common Units and the assumption of $4 million in PCI installment payment obligations to previous owners of propane businesses which PCI acquired. In order to finance the cash portion of the purchase price, the Partnership is offering additional Common Units in a public offering and is expected to issue $85 million of senior notes in a separate private placement transaction, the proceeds of which will be used to fund the remaining cash portion of the acquisition of PCI and to repay Partnership acquisition debt under its acquisition credit facility.

         The transaction is subject to, among other things, regulatory approvals and other customary conditions. The transaction is expected to close by December 31, 1998. Until the closing of the transaction, PCI may not solicit alternative acquisition proposals.

         Reference is made to the Stock Purchase and Contribution Agreement between the Partnership, CHC, PCI and selling shareholders and warrant holders, dated October 27, 1998 attached as exhibit 2.1 to this Form 8-K Current Report.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (b)      Pro Forma Financial Information

         The following pro forma financial statements appear below:

                  -   Report of Independent Public Accountants

                  - Pro Forma Financial Information for the Partnership and PCI for the fiscal year ended June 30, 1998 and for the quarter ended September 30, 1998.

                  -   Notes to Pro Forma Financial Information

         (c)      Exhibits

2.1 Stock Purchase and Contribution Agreement dated October 27, 1998, by and among Cornerstone Propane Partners, L.P., Cornerstone Holding Corp., Propane Continental, Inc. and selling shareholders and warrant holders.*

23.1              Consent of Ernst & Young LLP*

23.2              Consent of Arthur Andersen LLP

99.1              Press Release dated October 27, 1998*

99.2              Press Release dated December 2, 1998*


          * - Previously filed as an exhibit to the Partnership's Form 8-K filed with the Commission on December 2, 1998.

(b)      PRO FORMA FINANCIAL INFORMATION.

Report of Independent Public Accountants

To Cornerstone Propane Partners, L.P.:

We have examined the pro forma adjustments reflecting the transactions described in the headnote and the notes to the pro forma financial information and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet data of Cornerstone Propane Partners, L.P. and Subsidiary as of June 30, 1998, and the pro forma condensed statement of operations data for the year then ended. The historical amounts in the condensed financial information were derived from the historical financial statements of Cornerstone Propane Partners, L.P. and Subsidiary, which were audited by us and included in the Partnership's 1998 Form 10-K, and of Propane Continental, Inc., which were audited by other accountants and appear elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the headnote and the notes to the pro forma financial information. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included such procedures as we considered necessary in the circumstances.

In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet data of Cornerstone Propane Partners, L.P. and Subsidiary as of September 30, 1998, and the pro forma condensed statement of operations data for the three months then ended. The historical amounts in the condensed financial information were derived from the historical unaudited financial statements of Cornerstone Propane Partners, L.P. and Subsidiary, which were reviewed by us and included in the Partnership's September 30, 1998 10-Q, and of Propane Continental, Inc., which were reviewed by other accountants and appear elsewhere herein. Such pro forma adjustments are based on management's assumptions as described in the headnote and the notes to the pro forma financial information. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial information is not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above mentioned transactions as described in the headnote and the notes to the pro forma financial information, the related pro forma adjustments give appropriate effect to those assumptions and the "Partnership Pro Forma" column and the "Adjusted Partnership Pro Forma" column reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet data as of June 30, 1998, and the pro forma condensed statement of operations data for the year then ended.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma condensed balance sheet data as of September 30, 1998 and the pro forma condensed statement of operations data for the three months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above mentioned transactions as described in the headnote and the notes to the pro forma financial information, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the "Partnership Pro Forma" column and the "Adjusted Partnership Pro Forma" column do not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet data as of September 30, 1998 and the pro forma condensed statement of operations data for the three months then ended.

                                                     /s/ Arthur Andersen LLP

Minneapolis, Minnesota
December 8, 1998

The following table presents selected historical, pro forma and adjusted pro forma financial and other data of the Partnership and PCI as of June 30, 1998 and the year then ended. The Partnership adjustments give effect to the Partnership acquisitions consummated in fiscal 1998 that do not include a full year's activities and results of operations for businesses acquired by the Partnership subsequent to June 30, 1998, as though all such acquisitions had been consummated on July 1, 1997. The PCI consolidation adjustments give effect to cost and income tax savings expected to result from the acquisition of PCI by the Partnership. The PCI annualization adjustments give effect to PCI acquisitions consummated in fiscal 1998 that do not include a full year's activities and results of operations for businesses acquired by PCI subsequent to June 30, 1998, as though all such acquisitions had been consummated on July 1, 1997. The offering and financing adjustments give effect to estimated proceeds from the issuance of Common Units in the Partnership's $57.0 million Common Unit offering at the offering price of $19.00, estimated proceeds from the private placement of $85.0 million aggregate principal amount of Senior Secured Notes (which will be used to pay a portion of the PCI acquisition purchase price and to repay Partnership debt under its acquisition and working capital credit facility) and repayment and assumption of PCI bank notes and other obligations.

                                                     YEAR ENDED JUNE 30, 1998
                   ----------------------------------------------------------------------------------------------
                                               (IN THOUSANDS, EXCEPT PER UNIT DATA)
                      CORNERSTONE              PROPANE CONTINENTAL
                   ------------------   ----------------------------------
                                                       PCI         PCI       OFFERING
                              PARTNER-              CONSOLI-     ANNUAL-       AND                     ADJUSTED
                   PARTNER-    SHIP                  DATION      IZATION     FINANCING    PARTNER-     PARTNER-
                     SHIP     ADJUST-     PCI       ADJUST-      ADJUST-      ADJUST-      SHIP          SHIP
                   HISTORICAL MENTS     HISTORICAL    MENTS       MENTS       MENTS      PRO FORMA     PRO FORMA
                   ---------  -------   ---------   ----------   ---------   ---------  ------------- ----------
                   (Col. 1)   (Col. 2)   (Col. 3)    (Col. 4)     (Col. 5)    (Col. 6)  Cols. 1,3,4,6  Cols. 1-6
 STATEMENT OF
   OPERATIONS
   DATA:
Revenues           $768,129  $14,299    $142,379     $      -     $28,073     $     -     $910,508     $952,880
Cost of sales       623,924    6,363     122,102            -      19,348           -      746,026      771,737
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
Gross profit        144,205    7,936      20,277            -       8,725           -      164,482      181,143

Operating,
  general and
  administrative
  expenses           97,184    3,725      11,665       (1,587)(2)   3,407           -      107,262      114,394
Depreciation and
  amortization       18,246      812       3,411            -       3,832       1,187(3)    22,844       27,488
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
 Operating income
  (loss)             28,775    3,399       5,201        1,587       1,486      (1,187)      34,376       39,261

Interest expense     19,222    2,040       2,362            -       2,138         136(4)    21,720       25,898
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
Income (loss)
  before provision
  for income taxes    9,553    1,359       2,839        1,587        (652)     (1,323)      12,656       13,363
Provision (benefit)
  for income taxes      127       13       1,271       (1,021)(5)    (240)          -          377          150
                   ---------  -------   ---------   ----------   ---------   ---------   ----------   ----------
Net income (loss)    $9,426   $1,346      $1,568       $2,608       $(412)    $(1,323)      12,279       13,213
                   =========  =======   =========   ==========   =========   =========

General partners'
  interest in net
  income                                                                                       246          264
                                                                                         ----------   ----------
Limited partners'
  interest in net
  income                                                                                   $12,033      $12,949
                                                                                         ==========   ==========
Net income per
  Unit                                                                                        $.52         $.56
                                                                                         ==========   ==========
Number of Units
  outstanding                                                                               23,268       23,268
                                                                                         ==========   ==========

OTHER DATA:
Capital
  expenditures:
Maintenance          $2,750     $100        $750    $       -        $150    $      -       $3,500       $3,750

Acquisitions and
  internal growth    27,346   11,420      14,059            -      24,633           -       41,405       77,458
EBITDA (1)           47,021    4,211       8,612        1,587       5,318           -       57,220       66,749
Retail propane
  gallons sold      235,030   13,538      28,453            -      15,845           -      263,483      292,866

BALANCE SHEET DATA
  (AT PERIOD END):
Current assets      $53,221     $458     $15,991    $       -      $3,800    $      -      $69,212      $73,470
Total assets        572,511   11,420      66,569            -      28,433      44,587(6)   683,667      723,520
Current
  liabilities
  (excluding
  current
  maturities)        47,795        -      14,185            -           -           -       61,980       61,980
Long-term debt
  (including
  current
  maturities)       240,938   10,396      31,008            -      28,433         485(7)   272,431      311,260
Total partners'
  capital(8)        279,594    1,024      17,353            -           -      44,102(9)   341,049      342,073

The following table presents selected historical, pro forma and adjusted pro forma financial and other data of the Partnership and PCI as of September 30, 1998 and the quarter then ended. The Partnership adjustments give effect to Partnership acquisitions consummated in the period between July 1, 1998 and September 30, 1998 that do not include a full quarter's activities and results of operations for businesses acquired by the Partnership subsequent to September 30, 1998, as though all such acquisitions had been consummated on July 1, 1998. The PCI consolidation adjustments give effect to cost and income tax savings expected to result from the acquisition of PCI by the Partnership. The PCI annualization adjustments give effect to PCI acquisitions consummated during the quarter ended September 30, 1998 that do not include a full quarter's activities and results of operations for businesses acquired by PCI subsequent to September 30, 1998, as though all such acquisitions had been consummated on July 1, 1998. The offering and financing adjustments give effect to estimated proceeds from the issuance of Common Units in the Partnership's $57.0 million Common Unit offering at the offering price of $19.00, estimated proceeds from the private placement of $85.0 million aggregate principal amount of Senior Secured Notes (which will be used to pay a portion of the PCI acquisition purchase price and to repay Partnership debt under its acquisition and working capital credit facility) and repayment and assumption of PCI bank notes and other obligations.


                                                 QUARTER ENDED SEPTEMBER 30, 1998
                    --------------------------------------------------------------------------------------------
                                                             (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER UNIT DATA)

                       CORNERSTONE              PROPANE CONTINENTAL
                    -------------------   --------------------------------
                                                         PCI        PCI        OFFERING
                                PARTNER-                CONSOLI-    ANNUAL-      AND                     ADJUSTED
                     PARTNER-    SHIP                   DATION     IZATION     FINANCING   PARTNER-      PARTNER-
                      SHIP      ADJUST-      PCI        ADJUST-    ADJUST-      ADJUST-      SHIP         SHIP
                    HISTORICAL  MENTS     HISTORICAL     MENT       MENTS       MENTS     PRO FORMA     PRO FORMA
                    ---------- --------   ---------    --------   ---------   ---------  ------------  -----------
                    (Col. 1)   (Col. 2)   (Col. 3)     (Col. 4)   (Col. 5)    (Col. 6)   Cols. 1,3,4,6   Cols. 1-6
 STATEMENT OF
   OPERATIONS
   DATA:
Revenues            $169,991      $377     $25,575      $     -    $    541    $     -      $195,566     $196,484
Cost of sales        143,292       179      22,043            -         236          -       165,335      165,750
                    ---------  --------   ---------     --------   ---------   ---------   ----------   ----------
Gross profit          26,699       198       3,532            -         305          -        30,231       30,734

Operating,
  general and
  administrative
  expenses            25,682        77       3,472         (397)(10)    224          -        28,757       29,058
Depreciation and
  amortization         5,122        86       1,165            -          87        297(3)      6,584        6,757
                    ---------  --------   ---------     --------   ---------   ---------   ----------   ----------
Operating
  income (loss)       (4,105)       35      (1,105)         397          (6)      (297)       (5,110)      (5,081)
Litigation
  settlement               -         -       3,000(11)        -           -          -         3,000(11)    3,000(11)
Interest expense       5,132        96       1,190            -         170         34(12)     6,356        6,622
                    ---------  --------   ---------     --------   ---------   ---------   ----------   ----------
Income (loss)
  before
  provision for
  income taxes        (9,237)      (61)     (5,295)         397        (176)      (331)      (14,466)     (14,703)
Provision (benefit)
  for income taxes        29         -      (2,383)       2,474(5)      (80)         -           120           40
                    ---------  --------   ---------     --------   ---------   ---------   ----------   ----------
Net income (loss)    $(9,266)     $(61)    $(2,912)(11) $(2,077)       $(96)     $(331)      (14,586)(11) (14,743)(11)
                    =========  ========   =========     ========   =========   =========

General partners'
  interest in net
  loss                                                                                        (292)        (295)
                                                                                         ----------   ----------
Limited partners'
  interest in net
  loss                                                                                    $(14,294)    $(14,448)
                                                                                         ==========   ==========
Net income (loss)
  per Unit                                                                                   $(.61)       $(.62)
                                                                                         ==========   ==========
Number of Units
  outstanding                                                                               23,268       23,268
                                                                                         ==========   ==========


OTHER DATA:
Capital
  expenditures:       $9,440    $1,445     $23,981      $    -    $    830    $     -      $ 33,421      $35,696
EBITDA (1)             1,017       121      (2,940)(11)    397          81          -        (1,526)(11)  (1,324)(11)
Retail propane
  gallons sold        39,378       349       5,743           -         761          -        45,121       46,231

 BALANCE SHEET
   DATA (AT
   PERIOD END):
Current assets       $54,896      $153     $24,420    $      -   $     100    $     -      $ 79,316      $79,569
Total assets         580,911     2,657      98,331           -         830     47,499(6)    726,741      730,228
Current
  liabilities
  (excluding
  current
  maturities)         49,418         -      20,516           -           -          -        69,934       69,934
Long-term debt
  (including
  current
  maturities)        263,143     2,029      61,817           -         830        485(7)    325,445      328,304
Total partners'      264,037       628      14,441           -           -     47,014(9)    325,492      326,120
  capital(8)

--------------------

1 EBITDA consists of net income before depreciation, amortization, interest and income taxes. EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow, and it is not a measure of performance or financial condition under generally accepted accounting principles, but it provides additional information for evaluating the Partnership's ability to distribute the Minimum Quarterly Distribution and to service and incur indebtedness. Cash flows in accordance with generally accepted accounting principles consist of cash flows from operating, investing and financing activities; cash flows from operating activities reflect net income (including charges for interest and income taxes, which are not reflected in EBITDA), adjusted for noncash charges or income (which are reflected in EBITDA) and changes in operating assets and liabilities (which are not reflected in EBITDA). Further, cash flows from investing and financing activities are not included in EBITDA.

2 Reflects $1.6 million in savings resulting from the consolidation of PCI, primarily salary and benefits.

3 The offering and financing adjustment for depreciation and amortization includes the additional amortization expense related to the PCI purchase price in excess of net assets acquired (goodwill), amortized over a forty year term.

4 Reflects a decrease of interest expense in the amount of $4.9 million on $60.0 million of PCI debt obligations that are expected to be repaid upon consummation of the PCI Acquisition, an increase of $6.2 million in interest expense associated with the anticipated private placement of $85.0 million aggregate principal amount of Senior Secured Notes, reduction of interest expense for repayment of acquisition and working capital credit facility of $1.6 million, and an increase of $0.4 million to adjust for seller notes in place for less than a full year.

5 It is anticipated that income tax expenses for PCI will be reduced as a result of the additional debt obligations and other effects associated with the PCI Acquisition.

6 Reflects the capitalized cost of the PCI purchase in excess of net assets acquired.

7 Reflects (a) estimated proceeds from the anticipated private placement of $85.0 million aggregate principal amount of Senior Secured Notes, plus offering fees and expenses, (b) the repayment and assumption of PCI bank notes and other obligations and (c) the repayment of Partnership acquisition and working capital credit facility debt.

8 With respect to PCI, includes total shareholders' equity plus the mandatorily redeemable Series A and Series B preferred stock.

9 Reflects the adjustment necessary to eliminate the capital stock of PCI, plus the additional Common Unit partner equity and general partner interest in the amount of $58.3 million less anticipated underwriting discounts and commissions and expenses of $3.8 million related to the Partnership's $57.0 million Common Unit offering, plus $7.0 million in Common Units to be issued to the selling shareholders and warrantholders of PCI.

10 Reflects $0.4 million in savings resulting from the consolidation of PCI, primarily salary and benefits.

11 Includes a $3.0 million charge for settlement of a claim not covered by insurance.

12 Reflects a decrease of interest expense in the amount of $1.2 million on $60.0 million of PCI debt obligations that are expected to be repaid upon consummation of the PCI Acquisition, an increase of $1.6 million in interest expense associated with the anticipated private placement of $85.0 million aggregate principal amount of Senior Secured Notes, reduction of interest expense for repayment of acquisition and working capital credit facility of $0.4 million and an increase of $0.1 million to adjust for seller notes in place for less than a full year.

                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 1998


                                 CORNERSTONE PROPANE PARTNERS, L.P.

                                 By: CORNERSTONE PROPANE GP, INC.,
                                     Managing General Partner

                                     By: /s/ KEITH G. BAXTER
                                         -------------------------------------
                                         Keith G. Baxter
                                         President and Chief Executive Officer

                                INDEX TO EXHIBITS

         2.1 Stock Purchase and Contribution Agreement dated October 27, 1998, by and among Cornerstone Propane Partners, L.P., Cornerstone Holding Corp., Propane Continental, Inc. and selling shareholders and warrant holders.*

         23.1         Consent of Ernst & Young LLP*

         23.2         Consent of Arthur Andersen LLP

         99.1         Press Release dated October 27, 1998*

         99.2         Press Release dated December 2, 1998*


          * - Previously filed as an exhibit to the Partnership's Form 8-K filed with the Commission on December 2, 1998.